UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 13, 2023

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

T1, South Tower, Jiazhaoye Square Chaoyang District, Beijing, People’s Republic of China	100022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (+86) 10-87227366

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SISI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 13, 2023, the Board of Directors (“Board”) of Shineco, Inc. (the “Company”) appointed Ms. Xiaohui Wang as the Executive President of the Company, effective November 13, 2023.

Ms. Xiaohui Wang, age 67, since 2000 has been serving as the founder and the Chairwoman of Chongqing Wintus (New Star) Enterprises Group and is responsible for the overall planning of Chongqing Wintus (New Star) Enterprises Group, supervising the group’s business in the Chongqing region, and planning and executing the group’s core investment projects. From February 1991 to March 2000, she worked as Manager at Chongqing Silk Import and Export Company where she was responsible for the company’s import and export management. After joining the Chongqing Cocoon Silk Group, she held successive positions as Director of President Office and Group Assistant, accumulating experience in textile, silk fabric development, and the clothing trade and export management. She has been honored with numerous awards such as the “National Silk Lifetime Achievement Award,” “National March 8th Red-Banner Holder,” “Chongqing City Outstanding Individual in Foreign Affairs Work,” “Chongqing Outstanding Female Entrepreneur,” “One of Chongqing’s Top 100 Outstanding Private Entrepreneurs,” and “Advanced Individual by the Chongqing Municipal People’s Government.” Ms. Wang currently serves as Vice President of China Silk Association, Director of International Silk Federation, Vice Chairman of Chongqing Silk Society and Vice Chairman of Chongqing Women and Children’s Foundation. She graduated with a Master’s degree in Business Administration from the University of Northern Virginia.

On November 13, 2023, the Company entered into an employment agreement with Ms. Wang, for a term of 12 months, which shall be automatically renewed unless terminated, and an annual compensation of USD$10,000, effective November 13, 2023. The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by the text of the agreement filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

On November 13, 2023, the Board appointed Mr. Chi Keung Yan as the Chief Strategy Officer of the Company, effective November 13, 2023.

Mr. Chi Keung Yan, age 54, since 1997 has been serving as the CEO and Executive Director of Chongqing Wintus (New Star) Enterprises Group and is primarily responsible for company restructuring, mergers and acquisitions, and market development. Since 2018, Mr. Yan has served as a Senior Partner at Wealth Index Capital Limited (Hong Kong), overseeing corporate restructuring, mergers and acquisitions consulting, and corporate financing. In 2020, he became the Investment Director at Hong Kong Nice Talent Asset Management Limited, managing investments in stocks, foreign exchange, gold, etc. Mr. Yan has also held positions such as Partner at Firstline Capital Asia Pacific and Chinese Partner at Shenzhen Qianhai Wanyin Investment Fund Management Co., Ltd from 2015 to 2016. Mr. Yan has been the Vice President of the Chongqing Enterprise Federation and the Vice President of the Chongqing Hong Kong-Macao Chamber of Commerce since 2016. In 2019, he was appointed as a Visiting Professor at the Biology Research Center of the Institute of Frontier and Interdisciplinary Science at Southwest University. He graduated with a Bachelor’s degree in Marketing from the Lee Wai Lee Technical Institute in Hong Kong in 1990 and completed a Master’s degree in Chinese Market Studies from City Polytechnic of Hong Kong in 1995.

On November 13, 2023, the Company entered into an employment agreement with Mr. Yan, for a term of 12 months, which shall be automatically renewed unless terminated, and an annual compensation of USD$10,000, effective November 13, 2023. The foregoing description of the employment agreement does not purport to be complete and is qualified in its entirety by the text of the agreement filed as Exhibit 10.2 hereto, and is incorporated herein by reference.

There are no arrangements or understandings between the Company and each of the newly appointed executive officer and any other person or persons pursuant to which each executive officer was appointed and there is no family relationship between or among any director or executive officer of the Company or any person nominated or chosen by the Company to become an executive officer. There are no transactions between the Company and any newly appointed executive officer that are reportable pursuant to Item 404(a) of Regulation SK.

Exhibit Number	Description
10.1	Employment Agreement between Shineco, Inc. and Xiaohui Wang, dated November 13, 2023
10.2	Employment Agreement between Shineco, Inc. and Chi Keung Yan, dated November 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included as Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2023	SHINECO, INC.

	By:	/s/ Jennifer Zhan
	Name:	Jennifer Zhan
	Title:	Chief Executive Officer